Exhibit 99.1

CareCloud Reports Second Quarter 2023 Results

SOMERSET, N.J., August 3, 2023 (GLOBE NEWSWIRE) – CareCloud, Inc. (the “Company” or “CareCloud”) (Nasdaq: CCLD, CCLDO, CCLDP), a leader in healthcare technology solutions for medical practices and health systems nationwide, today announced financial and operational results for the quarter ended June 30, 2023. The Company’s management will conduct a conference call with related slides today at 8:30 a.m. Eastern Time to discuss these results and management’s outlook.

“CareCloud’s year-to-date performance reflects the Company’s ongoing transformation with new business lines, investments in organic growth and exciting developments with our technology platform,” said A. Hadi Chaudhry, president and chief executive officer of CareCloud. “We recognize that our second quarter results were disappointing, and based on our current position, we feel it is important to reset expectations for the rest of the year.”

“This quarter, there were several developments that leave us feeling more excited than ever about our long-term prospects,” Mr. Chaudhry continued. “We have launched our expansion into new markets in the Middle East, pursuing customers outside the U.S. for the first time in our Company’s history. We are enthusiastic about the reception our new chronic care management and remote patient monitoring offerings, known as CareCloud Wellness, have received. Even though we did not meet our revenue goals this quarter, we see signs that these will play an increasing role in our future revenue growth.”

“Our recent partnership announcement with Google Cloud to integrate generative AI and Enterprise Search technology into CareCloud’s solutions marks an important milestone for the healthcare industry,” said Mr. Chaudhry. “This innovation will allow healthcare providers using CareCloud solutions to leverage more comprehensive and inclusive AI-generated healthcare information. CareCloud will utilize its access to more than two decades of clinical data and financial information to train Google’s generative AI models with properly anonymized data, enabling the creation of personalized care plans for physicians, personalized estimates of insurance coverage and out-of-pocket expenses for patients, and insights into estimated patient responsibilities for clinicians. The first CareCloud solution using generative AI is expected to launch in the coming months, initially to existing CareCloud customers, with a reasonable license fee to make it accessible to all physicians, including small to medium-sized practices. We are optimistic about the opportunities ahead, including the innovative capabilities of generative AI and our transformative partnership with Google Cloud. When combined with our expansion into the Middle East and the widespread adoption of our CareCloud Wellness solutions, we are excited about the growth prospects for our Company.”

Second Quarter 2023 Highlights

●	Revenue of $29.4 million, 21% decline from Q2 2022
●	GAAP net loss of $1.8 million, compared to a net income of $2.7 million in Q2 2022
●	Adjusted net income of $1.4 million, or $0.09 per share
●	Adjusted EBITDA of $3.8 million, compared to $7.0 million in Q2 2022

Year-to-date 2023 Highlights

●	Revenue of $59.4 million, a 18% decrease from YTD 2022
●	GAAP net loss of $2.2 million, compared to net income of $3.9 million in the same period last year
●	Adjusted net income of $3.8 million, or $0.24 per share
●	Adjusted EBITDA of $8.1 million, compared to $11.7 million in the same period last year

“In the quarter, our core revenue cycle management business performed strongly. However, two of our business lines experienced some softness,” said Mr. Chaudhry. “We have received a lot of interest in our new CareCloud Wellness offerings from our physicians, but the actual roll-out of patient appointments has been slower than anticipated. In addition, our project-oriented professional services business was unable to sign enough new business to maintain the pace set last year. We are confident that we have taken the necessary steps to stabilize these areas in the second half of the year.”

“We remain committed to converting bookings into profitable revenue growth and delivering top-tier healthcare management solutions to our customers. We believe that the strategic actions we have taken will position the Company for continued growth in the years to come,” concluded Mr. Chaudhry.

Second Quarter 2023 Financial Results

Revenue for the second quarter 2023 was $29.4 million, compared to $37.2 million from the second quarter of 2022.

Second quarter 2023 GAAP net loss was $1.8 million, as compared to net income of $2.7 million in the same period last year. GAAP net loss was $0.37 per share, based on the net loss attributable to common shareholders, which takes into account the preferred stock dividends declared during the quarter.

Non-GAAP adjusted net income for second quarter 2023 was $1.4 million or $0.09 per share, calculated using the end-of-period common shares outstanding.

Adjusted EBITDA for second quarter 2023 was $3.8 million, or 13% of revenue, compared to $7.0 million in the same period last year.

Six Month 2023 Financial Results

Revenue for the first six months of 2023 was $59.4 million, compared to $72.6 million in the first six months of 2022. Approximately 86% of revenue for the first half of 2023 involved the use of CareCloud’s technology, including 21% from clients utilizing CareCloud’s professional services. Approximately 11% of revenue is from clients where we are managing their entire medical practice, and approximately 3% of revenue comes from other services.

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For the first six months of 2023, the Company’s GAAP net loss was $2.2 million, compared to GAAP net income of $3.9 million in the first six months of 2022. This equates to a loss of $0.65 per share after subtracting the preferred share dividends. Non-GAAP adjusted net income for the first six months of 2023 was $3.8 million, or $0.24 per share.

During this period, adjusted EBITDA was $8.1 million, a decrease of $3.6 million from $11.7 million in the same period last year.

Cash Balances and Capital

As of June 30, 2023, the Company had approximately $7.7 million of cash and net working capital of $8.2 million. During the first six months of 2023, cash flow from operations was approximately $7.4 million.

2023 Full Year Guidance

CareCloud is updating its forward-looking guidance for the fiscal year ending December 31, 2023:

For the Fiscal Year Ending December 31, 2023 Forward-Looking Guidance
Revenue	$120 – $122 million
Adjusted EBITDA	$15 – $17 million

“Given our first half results, we deemed it appropriate to reset full year guidance and focus on our longer-term opportunities,” said Larry Steenvoorden, Chief Financial Officer. “While CareCloud Wellness, our entry into the Middle East market, and the benefits from our partnership with Google have tremendous potential, we do not expect these will generate significant revenues during the remainder of 2023 but are important growth catalysts going into 2024 and beyond.”

Conference Call Information

CareCloud management will host a conference call today at 8:30 a.m. Eastern Time to discuss the second quarter 2023 results. The live webcast of the conference call and related presentation slides can be accessed under Events & Presentations at ir.carecloud.com/events/. An audio-only option is available by dialing 416-764-8658 and referencing “CareCloud Second Quarter 2023 Earnings Call.” Investors who opt for audio only will need to download the related slides at ir.carecloud.com/events/.

A replay of the conference call with slides will be available approximately one hour after conclusion of the call at the same link. An audio replay can also be accessed by dialing 412-317-6671 and providing access code 83486791.

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About CareCloud

CareCloud (Nasdaq: CCLD, CCLDP, CCLDO) brings disciplined innovation to the business of healthcare. Our suite of technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers count on CareCloud to help them improve patient care while reducing administrative burdens and operating costs. Learn more about our products and services, including revenue cycle management (RCM), practice management (PM), electronic health records (EHR), business intelligence, patient experience management (PXM) and digital health, at www.carecloud.com.

Follow CareCloud on LinkedIn, Twitter and Facebook.

For additional information, please visit our website at www.carecloud.com. To view CareCloud’s latest investor presentations, read recent press releases, and listen to interviews with management, please visit ir.carecloud.com.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we use and discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.carecloud.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “shall,” “should,” “could,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “seek,” “estimates,” “forecast,” “predicts,” “possible,” “potential,” “target,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of the Covid-19 pandemic on our financial performance and business activities, and the expected results from the integration of our acquisitions.

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These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards, compete with other companies products and services competitive with ours, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. In addition, there is uncertainty about the spread of the Covid-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s services, and economic activity in general.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE CareCloud

Company Contact:

Bill Korn

Chief Strategy Officer

CareCloud, Inc.

bkorn@carecloud.com

Investor Contact:

Asher Dewhurst

ICR Westwicke

CareCloudIR@westwicke.com

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CARECLOUD, INC.

CONSOLIDATED BALANCE SHEETS

($ in thousands, except share and per share amounts)

	June 30,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash	$7,666	$12,299
Accounts receivable - net	12,018	14,773
Contract asset	4,834	4,399
Inventory	402	381
Current assets - related party	16	16
Prepaid expenses and other current assets	2,880	2,785
Total current assets	27,816	34,653
Property and equipment - net	4,747	5,056
Operating lease right-of-use assets	4,427	4,921
Intangible assets - net	27,923	29,520
Goodwill	61,186	61,186
Other assets	737	838
TOTAL ASSETS	$126,836	$136,174
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,179	$5,681
Accrued compensation	3,147	4,248
Accrued expenses	3,933	4,432
Operating lease liability (current portion)	1,986	2,273
Deferred revenue (current portion)	1,242	1,386
Notes payable (current portion)	5	319
Dividend payable	4,120	4,059
Total current liabilities	19,612	22,398
Notes payable	11	13
Borrowings under line of credit	10,000	8,000
Operating lease liability	2,731	3,207
Deferred revenue	370	342
Deferred tax liability	589	525
Total liabilities	33,313	34,485
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.001 par value - authorized 7,000,000 shares. Series A, issued and outstanding 4,526,231 shares at June 30, 2023 and December 31, 2022. Series B, issued and outstanding 1,454,392 and 1,344,128 shares at June 30, 2023 and December 31, 2022, respectively	6	6
Common stock, $0.001 par value - authorized 35,000,000 shares. Issued 16,368,896 and 15,970,204 shares at June 30, 2023 and December 31, 2022, respectively. Outstanding 15,628,097 and 15,229,405 shares at June 30, 2023 and December 31, 2022, respectively	16	16
Additional paid-in capital	126,857	130,987
Accumulated deficit	(28,040)	(25,621)
Accumulated other comprehensive loss	(4,654)	(3,037)
Less: 740,799 common shares held in treasury, at cost at June 30, 2023 and December 31, 2022	(662)	(662)
Total shareholders’ equity	93,523	101,689
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$126,836	$136,174

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CARECLOUD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

($ in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
NET REVENUE	$29,362	$37,228	$59,363	$72,569
OPERATING EXPENSES:
Direct operating costs	17,476	21,787	35,583	44,460
Selling and marketing	2,580	2,426	5,192	4,810
General and administrative	5,916	6,394	11,036	11,979
Research and development	1,185	1,098	2,263	2,083
Change in contingent consideration	-	(630)	-	(1,230)
Depreciation and amortization	3,341	2,936	6,379	5,876
Net loss on lease terminations and unoccupied lease charges	153	463	422	621
Total operating expenses	30,651	34,474	60,875	68,599
OPERATING (LOSS) INCOME	(1,289)	2,754	(1,512)	3,970
OTHER:
Interest income	52	3	72	8
Interest expense	(327)	(107)	(477)	(207)
Other (expense) income - net	(186)	112	(169)	195
(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(1,750)	2,762	(2,086)	3,966
Income tax provision	82	25	147	89
NET (LOSS) INCOME	$(1,832)	$2,737	$(2,233)	$3,877

Preferred stock dividend	3,910	3,776	7,841	7,813
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(5,742)	$(1,039)	$(10,074)	$(3,936)

Net loss per common share: basic and diluted	$(0.37)	$(0.07)	$(0.65)	$(0.26)
Weighted-average common shares used to compute basic and diluted loss per share	15,615,760	15,070,147	15,518,965	15,031,363

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CARECLOUD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022

($ in thousands)

	2023	2022
OPERATING ACTIVITIES:
Net (loss) income	$(2,233)	$3,877
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	6,663	6,159
Lease amortization	1,153	1,658
Deferred revenue	(116)	387
Provision for doubtful accounts	302	580
Provision for deferred income taxes	64	28
Foreign exchange loss (gain)	176	(159)
Interest accretion	325	323
Gain on sale of assets	-	(6)
Stock-based compensation expense	2,574	2,071
Change in contingent consideration	-	(1,230)
Changes in operating assets and liabilities:
Accounts receivable	2,267	(2,558)
Contract asset	(435)	25
Inventory	(21)	127
Other assets	(318)	(264)
Accounts payable and other liabilities	(2,993)	(2,892)
Net cash provided by operating activities	7,408	8,126
INVESTING ACTIVITIES:
Purchases of property and equipment	(1,621)	(973)
Capitalized software	(4,456)	(4,654)
Net cash used in investing activities	(6,077)	(5,627)
FINANCING ACTIVITIES:
Preferred stock dividends paid	(7,780)	(7,683)
Settlement of tax withholding obligations on stock issued to employees	(1,166)	(910)
Repayments of notes payable	(316)	(338)
Stock issuance costs	-	(21)
Proceeds from issuance of Series B Preferred Stock, net of expenses	1,437	27,860
Redemption of Series A Preferred Stock	-	(20,005)
Proceeds from line of credit	12,700	17,500
Repayment of line of credit	(10,700)	(18,500)
Net cash used in financing activities	(5,825)	(2,097)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(139)	(522)
NET DECREASE IN CASH AND RESTRICTED CASH	(4,633)	(120)
CASH AND RESTRICTED CASH - Beginning of the period	12,299	10,340
CASH AND RESTRICTED CASH - End of the period	$7,666	$10,220
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Dividends declared, not paid	$4,120	$3,986
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$111	$128
Interest	$341	$93

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA to GAAP (Loss) Income

Set forth below is a reconciliation of our “adjusted EBITDA” to our GAAP net (loss) income.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	($ in thousands)
Net revenue	$29,362	$37,228	$59,363	$72,569

GAAP net (loss) income	(1,832)	2,737	(2,233)	3,877

Provision for income taxes	82	25	147	89
Net interest expense	275	104	405	199
Foreign exchange loss (gain) / other expense	191	(108)	183	(164)
Stock-based compensation expense	1,502	1,184	2,574	2,071
Depreciation and amortization	3,341	2,936	6,379	5,876
Transaction and integration costs	107	306	179	408
Net loss on lease terminations and unoccupied lease charges	153	463	422	621
Change in contingent consideration	-	(630)	-	(1,230)
Adjusted EBITDA	$3,819	$7,017	$8,056	$11,747

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Non-GAAP Adjusted Operating Income to GAAP Operating (Loss) Income

Set forth below is a reconciliation of our non-GAAP “adjusted operating income” and non-GAAP “adjusted operating margin” to our GAAP operating (loss) income and GAAP operating margin.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	($ in thousands)
Net revenue	$29,362	$37,228	$59,363	$72,569

GAAP net (loss) income	(1,832)	2,737	(2,233)	3,877
Provision for income taxes	82	25	147	89
Net interest expense	275	104	405	199
Other expense (income) - net	186	(112)	169	(195)
GAAP operating (loss) income	(1,289)	2,754	(1,512)	3,970
GAAP operating margin	(4.4%)	7.4%	(2.5%)	5.5%

Stock-based compensation expense	1,502	1,184	2,574	2,071
Amortization of purchased intangible assets	1,251	1,651	2,574	3,456
Transaction and integration costs	107	306	179	408
Net loss on lease terminations and unoccupied lease charges	153	463	422	621
Change in contingent consideration	-	(630)	-	(1,230)
Non-GAAP adjusted operating income	$1,724	$5,728	$4,237	$9,296
Non-GAAP adjusted operating margin	5.9%	15.4%	7.1%	12.8%

Non-GAAP Adjusted Net Income to GAAP Net (Loss) Income

Set forth below is a reconciliation of our non-GAAP “adjusted net income” and non-GAAP “adjusted net income per share” to our GAAP net (loss) income and GAAP net loss per share.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	($ in thousands, except for per share amounts)
GAAP net (loss) income	$(1,832)	$2,737	$(2,233)	$3,877

Foreign exchange loss (gain) / other expense	191	(108)	183	(164)
Stock-based compensation expense	1,502	1,184	2,574	2,071
Amortization of purchased intangible assets	1,251	1,651	2,574	3,456
Transaction and integration costs	107	306	179	408
Net loss on lease terminations and unoccupied lease charges	153	463	422	621
Change in contingent consideration	-	(630)	-	(1,230)
Income tax expense (benefit) related to goodwill	38	(9)	64	27
Non-GAAP adjusted net income	$1,410	$5,594	$3,763	$9,066

End-of-period shares	15,628,097	15,078,460	15,628,097	15,078,460

Non-GAAP adjusted net income per share	$0.09	$0.37	$0.24	$0.60

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For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding as of June 30, 2023 and 2022.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP net loss attributable to common shareholders, per share	$(0.37)	$(0.07)	$(0.65)	$(0.26)
Impact of preferred stock dividend	0.25	0.25	0.51	0.52
Net (loss) income per end-of-period share	(0.12)	0.18	(0.14)	0.26

Foreign exchange loss (gain) / other expense	0.01	(0.01)	0.01	(0.01)
Stock-based compensation expense	0.10	0.08	0.16	0.14
Amortization of purchased intangible assets	0.08	0.11	0.16	0.22
Transaction and integration costs	0.01	0.02	0.01	0.03
Net loss on lease terminations and unoccupied lease charges	0.01	0.03	0.03	0.04
Change in contingent consideration	0.00	(0.04)	0.00	(0.08)
Income tax expense related to goodwill	0.00	0.00	0.01	0.00
Non-GAAP adjusted earnings per share	$0.09	$0.37	$0.24	$0.60

End-of-period common shares	15,628,097	15,078,460	15,628,097	15,078,460
In-the-money warrants and outstanding unvested RSUs	605,689	433,251	605,689	433,251
Total fully diluted shares	16,233,786	15,511,711	16,233,786	15,511,711
Non-GAAP adjusted diluted earnings per share	$0.09	$0.36	$0.23	$0.58

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of CareCloud and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management uses adjusted EBITDA, adjusted operating income, adjusted operating margin, and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, integration costs, transaction costs, impairment charges and changes in contingent consideration.

Management defines “non-GAAP adjusted operating income” as the sum of GAAP operating income (loss) before stock-based compensation expense, amortization of purchased intangible assets, integration costs, transaction costs, impairment charges and changes in contingent consideration, and “non-GAAP adjusted operating margin” as non-GAAP adjusted operating income divided by net revenue.

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Management defines “non-GAAP adjusted net income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, integration costs, transaction costs, impairment charges, changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration.

Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Foreign exchange / other expense. Other expense is excluded because foreign currency gains and losses and other non-operating expenses are expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are recorded.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred. Stock-based compensation expense includes cash-settled awards based on changes in the stock price.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

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Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Net loss on lease terminations and unoccupied lease charges. Net loss on lease terminations represents the write-off of leasehold improvements and gains or losses as a result of an early lease termination. Unoccupied lease charges represent the portion of lease and related costs for vacant space not being utilized by the Company. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Change in contingent consideration. Contingent consideration represents the amount payable to the sellers of certain acquired businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in the forecasted revenues and profitability of the acquired businesses.

Income tax (benefit) expense related to goodwill. Income tax (benefit) expense resulting from the amortization of goodwill related to our acquisitions represents a charge (benefit) to record the tax effect resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. This expense is not anticipated to result in a cash payment.

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